UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 15, 2020
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 14 040 2290
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary Shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2020, Criteo S.A. (the “Company”) announced the appointment of Dave Anderson as the Company’s Interim Chief Financial Officer for a six-month term in replacement of Benoit Fouilland, effective May 18, 2020. During his engagement, Mr. Anderson will also be the Company’s principal financial officer and principal accounting officer.

In connection with the appointment of Mr. Anderson, the Company's wholly-owned subsidiary, Criteo Corp., and Mr. Anderson have entered into a Consulting Agreement, dated May 14, 2020 (the “Consulting Agreement”), pursuant to which Criteo Corp. will pay Mr. Anderson $83,333.33 per month for his services. Additionally, Mr. Anderson will have the opportunity to earn a $250,000.00 performance bonus, based on the achievement of goals determined by the Company's board of directors. The Company will also provide Mr. Anderson with directors' and officers' liability insurance and indemnification, in accordance with the terms of the Company's standard form of Offer to Directors, Officers or Specifically Designated Persons to Subscribe Liability Insurance and Provide Indemnification. Mr. Anderson is not entitled to any other compensation or benefits from the Company or Criteo Corp. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which will be filed as an exhibit to the Company's next Quarterly Report on Form 10-Q.

Mr. Anderson, age 70, previously served as Chief Financial Officer of Nielsen Holdings plc from September 2018 to December 2019. Prior to that, Mr. Anderson was the Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc. from December 2016 to August 2017. Prior to joining Alexion, Mr. Anderson served as Senior Vice President and Chief Financial Officer of Honeywell International from 2003 to 2014. Prior to joining Honeywell, Mr. Anderson was Senior Vice President and Chief Financial Officer of ITT Industries, as well as Newport News Shipbuilding. Previously, he held senior financial positions with RJR Nabisco and the Quaker Oats Company. Mr. Anderson serves on the board of directors of American Electric Power Company, Inc.

There is no arrangement or understanding, other than the Consulting Agreement, between Mr. Anderson and any other person pursuant to which Mr. Anderson has been selected. Mr. Anderson has not engaged in any transaction exceeding $120,000 with the Company and does not have a family relationship with any director or executive officer of the Company.

A copy of the press release announcing Mr. Anderson's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated May 15, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: May 15, 2020	By:	/s/ Ryan Damon
	Name:	Ryan Damon
	Title:	Executive Vice President, General Counsel and Secretary